UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 23, 2020

BrewBilt Manufacturing, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55787	47-0990750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Spring Hill Road, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 802-5023
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

BrewBilt Manufacturing, Inc. (the “Company”) has commenced a share repurchase program on September 15, 2020 to purchase up to $5,000,000 of common stock through December 31, 2021. The share repurchase program is intended to reduce liability for the company (and its affiliated purchasers). The company is relying on Rule 10B-18 as a safe harbor provision to reduce or eliminate legal or regulatory liability in certain situations as long as certain conditions are met. The company has abided by the conditions of Rule 10B-18 inclusive of conducting all transactions from a single broker or deal during a single day. The company recognizes certain requirements for the timing of the purchase, whereas an issuer with an average daily trading volume (ADTV) that is less than $1 million per day or that has a public float value below $150 million cannot trade within the last 30 minutes of trading. Companies with higher average trading volume or public float value can trade until the last 10 minutes. The issuer must repurchase at a price that does not exceed the highest independent bid or the last transaction price quoted. Finally, the issuer cannot purchase over 25% of the average daily volume.

On November 20, 2020 the Company returned to treasury 70,025,000 common shares of stock in value of $140,050 at a price of $.002.

On November 20, 2020 the company has agreed to allocate 10% of all purchase orders towards the repurchase of stock, up to $5,000,000 during the term of the share repurchase program through December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrewBilt Manufacturing, Inc.

Date: November 23, 2020	By:	/s/ Jef Lewis
Jef Lewis, Chairman and CEO